Exhibit 4.2

SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

THIS SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (this “Agreement”) is entered into as of February 28, 2012, by and among (i) M/A-COM Technology Solutions Holdings, Inc., a Delaware corporation (the “Company”), (ii) the Persons set forth under the heading “Summit Investors” on Exhibit A attached hereto, (iii) the Persons set forth under the heading “Continuing Investors” on Exhibit A attached hereto, and (iv) each other Person who acquires Equity Securities of the Company and becomes party to this Agreement by execution of a joinder agreement. The Persons referred to in clauses (ii), (iii) and (iv) of the preceding sentence are referred to herein individually as an “Investor” and collectively as the “Investors.”

RECITALS

A. The Company and the Investors are party to that certain Amended and Restated Investor Rights Agreement, dated as of December 21, 2010 (as amended, the “Prior Agreement”).

B. Pursuant to Section 6.04 of the Prior Agreement, the Prior Agreement may be amended by the written agreement of the Company, the Majority Class B Investors (as defined in the Prior Agreement) and the Majority Continuing Investors (as defined in the Prior Agreement). In connection with the Initial Public Offering, the Company and the undersigned Investors constituting the Majority Class B Investors (as defined in the Prior Agreement) and the Majority Continuing Investors (as defined in the Prior Agreement) desire to enter into this Agreement, which will amend and restate the Prior Agreement in its entirety and be effective immediately prior to the consummation of the Initial Public Offering.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises and the covenants and agreements set forth herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

1.01 Definitions. As used in this Agreement, and in addition to the other terms defined elsewhere herein, the following terms shall have the respective meanings set forth below, unless the context requires otherwise:

“Affiliate” means with respect to any Person, a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such Person, and, in the case of an individual, includes any relative or spouse of such Person, or any relative of such spouse, if any such relative is a member of such individual’s Family Group. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Affiliated Company” means (i) in respect of any Summit Investor, any Person which controls, is controlled by or under common control with Summit Partners, L.P., including each of its affiliated investment funds and management entities (other than the Company and any Person that is controlled by the Company), and (ii) in respect of any GaAs Labs Investor, any Person which controls, is controlled by or under common control with GaAs Labs, LLC (other than the Company and any Person that is controlled by the Company).

“Agreement” shall have the meaning set forth in the Preamble.

“As-Converted to Common Basis” means the aggregate number of Stockholder Shares that are then outstanding on a fully-diluted, as-if-converted and as-if-exercised basis.

“Board” means the board of directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or any day that national banks having offices in Delaware are required or authorized to be closed for the transaction of business.

“Bylaws” means the Amended and Restated Bylaws of the Company, as the same may be amended from time to time in accordance with their terms.

“Certificate of Incorporation” means the Company’s Third Amended and Restated Certificate of Incorporation, filed on or about December 21, 2010, as amended.

“Class B Preferred Rights Agreement” means that certain Amended and Restated Class B Preferred Rights Agreement, dated as of February 28, 2012, by and among the Company and the Summit Investors named therein, as such agreement may be amended, modified or waived from time to time in accordance with its terms.

“Class B Preferred Stock” means the Company’s Class B Convertible Preferred Stock, par value $0.001 per share.

“Common Stock” means the Company’s Common Stock, par value $0.001 per share.

“Company” shall have the meaning set forth in the Preamble.

“Continuing Investor Registrable Securities” means (i) the Common Stock issued or issuable upon conversion of the Preferred Stock held by the Continuing Investors as of the date hereof, (ii) any other securities issued or issuable directly or indirectly with respect to the securities referred to in clause (i) of this definition by way of a stock dividend, stock distribution or stock split or in connection with an exchange or a combination of shares, recapitalization, reclassification, merger, consolidation or other reorganization, and (iii) any other securities of the Company held at any time by Persons holding securities described in clauses (i) or (ii) of this definition. As to any particular Continuing Investor Registrable Securities, such securities shall cease to be Continuing Investor Registrable Securities when they have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 (or any similar rule then in force) or repurchased by the Company or any Subsidiary. As to any particular Continuing Investor Registrable Securities held by any Investor, such securities also shall cease to be Continuing Investor Registrable Securities when they have been distributed by such Investor following the consummation of the Initial Public Offering to any of its direct or indirect partners or members or their affiliates. For purposes of this Agreement, a Person shall be deemed to be a holder of Continuing Investor Registrable Securities and such Continuing Investor Registrable Securities shall be deemed to be in existence whenever such Person has the right, directly or indirectly, to acquire such Continuing Investor Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected, and such Person shall be entitled to exercise the rights of a holder of Continuing Investor Registrable Securities hereunder provided that in no event shall more than one Person be deemed to be a holder of any single share of Common Stock or other security.

“Continuing Investors” means the Persons that may from time to time be listed under the subheading titled “Continuing Investors” on the Schedule of Investors attached hereto, and any other Person who acquires Equity Securities after the date hereof and is designated as a “Continuing Investor” by the Board.

“Equity Agreement” means any document, instrument or agreement entered into in connection with any issuance of Stockholder Shares effecting the purchase of such Stockholder Shares and evidencing the terms and conditions thereof (including transfer restrictions, vesting and forfeiture or buyback provisions).

“Equity Securities” means (i) capital stock (including the Preferred Stock and the Common Stock) of, membership interests, partnership interests or other equity interests in, the Company or any of its Subsidiaries (including other classes, groups or series thereof having such relative rights, powers, or obligations as may from time to time be established by the Board, including rights, powers, or duties different from, senior to or more favorable than existing classes, groups and series of units, stock and other equity interests in the Company or any of its Subsidiaries, and including any so called “profits interests”), (ii) obligations, evidences of indebtedness or other debt or equity securities or interests convertible or exchangeable into such equity interests in the Company or any of its Subsidiaries and (iii) warrants, options or other rights to purchase or otherwise acquire such equity interests in the Company or any of its Subsidiaries.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated from time-to-time thereunder.

“Family Group” means, as to any particular Person, (i) such Person’s spouse and descendants (whether natural or adopted), siblings and siblings-in-law and their descendants (whether natural or adopted), (ii) any trust solely for the benefit of such Person or such Person’s spouse, descendants, siblings and siblings-in-law and their descendants and (iii) any partnerships, corporations or limited liability companies where the only partners, shareholders or members are such Person or such Person’s spouse, parents, parents-in-law, descendants (including of such parents or parents-in-law) or trusts referred to in clause (ii) of this definition.

“FINRA” means the Financial Industry Regulatory Authority.

“Free-Writing Prospectus” means a free-writing prospectus, as defined in Rule 405.

“GaAs Labs Investor” means any stockholder of the Company that is (i) an Affiliated Company of GaAs Labs, LLC, (ii) a Related Party of any Person controlling GaAs Labs, LLC or (iii) an officer of GaAs Labs, LLC.

“Initial Public Offering” means an initial public offering of the Company’s equity securities under the Securities Act.

“Institutional Investor” means any GaAs Labs Investor or any Summit Investor.

“Lien” means any lien, security interest, claim, pledge, mortgage, deed of trust, charge or encumbrance in real, personal or mixed property (tangible or intangible, and wherever located).

“Mainsail” means Mainsail Partners II, L.P., a Delaware limited partnership.

“Majority Class B Investors” means, as of the date of any determination, (i) if the initial Summit Investors as of the date of this Agreement own a majority of the outstanding Class B Preferred or, if no Class B Preferred then remains outstanding, a majority of the Underlying Common Stock, the holders of a majority of the outstanding Class B Preferred or (if applicable) Underlying Common Stock as of such date, or (ii) if the initial Summit Investors do not own a majority of the outstanding Class B Preferred or, if no Class B Preferred then remains outstanding, a majority of the Underlying Common Stock, a single Person (that is an Investor or an Affiliate of an Investor) designated in writing to the Company by the initial Summit Investors (which designation shall be made in connection with any transfer by the initial Summit Investors pursuant to which they cease to hold such a majority of the Class B Preferred or (if applicable) Underlying Common Stock.

“Majority Continuing Investors” means, as of the date of any determination, the Continuing Investors holding a majority of the Stockholder Shares then held by the Continuing Investors on an As-Converted to Common Basis.

“Person” means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, a limited liability company, an unincorporated organization or other entity or a governmental entity or any department, agency or political subdivision thereof.

“Preferred Stock” means the Company’s Class B Preferred Stock, Series A-2 Preferred Stock and Series A-1 Preferred Stock.

“Prior Agreement” shall have the meaning set forth in paragraph A of the Recitals.

“Public Offering” means any offering by the Corporation of its capital stock or equity securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as then in effect, or any comparable statement under any similar federal statute then in force.

“Public Sale” means any sale of Stockholder Shares to the public pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 adopted under the Securities Act (or any similar provision then in force).

“Purchase Agreement” means that certain Stock Purchase and Recapitalization Agreement, dated as of December 21, 2010, by and among the Company and the Summit Investors.

“Registrable Securities” means, collectively, the Continuing Investor Registrable Securities and the Summit Registrable Securities.

“Related Party” with respect to any Person means any (i) member of such Person’s Family Group, if such Person is a natural person; and (ii) if such Person is a trustee of a trust, (a) any successor trustee or trustees of such trust, (b) the grantor of such trust, (c) any member of the Family Group of the grantor of such trust, (d) the executor, administrator, guardian, conservator, custodian, attorney-in-fact or other personal representative of any Person described in (b) or (c), and (e) the trustee of a trust established by, or for the benefit of, any Person described in (b) or (c).

“Restricted Opportunity” means a corporate opportunity offered to a Person in writing solely and expressly by virtue of such person being a director, officer or employee of the Company.

“Rule 144”, “Rule 158”, “Rule 405” and “Rule 415” mean, in each case, such rule promulgated under the Securities Act (or any successor provision) by the Securities and Exchange Commission, as the same shall be amended from time to time, or any successor rule then in force.

“Securities Act” means the Securities Act of 1933, as amended.

“Selling Investors” shall have the meaning set forth in Section 3.03 and Section 3.04.

“Series A-1 Preferred Stock” means the Company’s Series A-1 Convertible Preferred Stock, par value $0.001 per share.

“Series A-2 Preferred Stock” means the Company’s Series A-2 Convertible Preferred Stock, par value $0.001 per share.

“Stockholder Shares” means (i) any Common Stock purchased or otherwise acquired or held by any Investor, (ii) any Common Stock issued or issuable directly or indirectly upon the conversion, exercise or exchange of any securities purchased or otherwise acquired by any Investor which are convertible into or exercisable or exchangeable directly or indirectly for Common Stock (including the Preferred Stock and the Summit Warrants but excluding options to purchase Common Stock granted by the Company unless and until such options are exercised) and (iii) any securities issued or issuable directly or indirectly with respect to the securities referred to in clauses (i) or (ii) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular securities constituting Stockholder Shares hereunder, such Stockholder Shares shall cease to be Stockholder Shares hereunder when they have been (x) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them or (y) sold to the public through a broker, dealer or market maker pursuant to Rule 144 (or any similar provision then in force) under the Securities Act.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the limited liability company, partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of the limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing member, general partner or managing director of such limited liability company, partnership, association or other business entity.

“Summit Investors” means, collectively, Summit Partners Private Equity Fund VII-A, L.P., Summit Partners Private Equity Fund VII-B, L.P., Summit Investors I, LLC, Summit Investors I (UK), L.P., Mainsail, and any of their respective Transferees.

“Summit Registrable Securities” means (i) the Common Stock issued or issuable upon the conversion of the Preferred Stock purchased by the Summit Investors pursuant to the Purchase Agreement or exercise of the Summit Warrants, (ii) any other securities issued or issuable directly or indirectly with respect to the securities referred to in clause (i) of this definition by way of a stock dividend, stock distribution or stock split or in connection with an exchange or a combination of shares, recapitalization, reclassification, merger, consolidation or other reorganization, and (iii) any other securities of the Company held at any time by Persons holding securities described in clauses (i) or (ii) of this definition. As to any particular Summit Registrable Securities, such securities shall cease to be Summit Registrable Securities when they have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 (or any similar rule then in force) or repurchased by the Company or any Subsidiary. As to any particular Summit Registrable Securities held by any Investor, such securities also shall cease to be Summit Registrable Securities when they have been distributed by such Investor following the consummation of the Initial Public Offering to any of its direct or indirect partners or members or their affiliates. For purposes of this Agreement, a Person shall be deemed to be a holder of Summit Registrable Securities and such Summit Registrable Securities shall be deemed to be in existence whenever such Person has the right, directly or indirectly, to acquire such Summit Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected, and such Person shall be entitled to exercise the rights of a holder of Summit Registrable Securities hereunder provided that in no event shall more than one Person be deemed to be a holder of any single share of Common Stock or other security.

“Summit Warrants” means those certain warrants acquired by certain of the Summit Investors pursuant to the Purchase Agreement.

“Transfer” means any direct or indirect sale, transfer, assignment, pledge, mortgage, exchange, hypothecation, grant of a security interest or other direct or indirect disposition or encumbrance of an interest (whether with or without consideration, whether voluntarily or involuntarily or by operation of law) or the acts thereof or an offer or agreement to do the foregoing, including issuances, but excluding conversions and redemptions of Equity Securities by the Company made in accordance with the Certificate of Incorporation or the terms of the Summit Warrants. The terms “Transferee,” “Transferor,” “Transferred,” and other forms of the word “Transfer” shall have the correlative meanings. For the avoidance of doubt, a Transfer of any interest in an entity other than an Institutional Investor shall be deemed a Transfer of Stockholder Shares for purposes of this Agreement.

“Transaction Documents” means this Agreement, the Purchase Agreement, the Certificate of Incorporation, the Bylaws and the Class B Preferred Rights Agreement, dated as of the date hereof, by and among the Company and each of the Investors party thereto.

“Underlying Common Stock” has the meaning set forth in the Class B Preferred Rights Agreement.

“WKSI” means a well-known seasoned issuer, as defined under Rule 405.

1.02 Construction and Interpretation. Each definition in this Agreement includes the singular and the plural, and references to the neuter gender include the masculine and feminine where appropriate. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated under such law, unless the context requires otherwise. References to any statute or regulation mean such statute or regulation as amended at the time and include any successor legislation or regulation. References to any agreement, document or instrument means such agreement, document or instrument as amended at the time. Unless otherwise specified, references to Articles, Sections and Exhibits mean the Articles, Sections and Exhibits of this Agreement.

1.03 Restrictive Legend. Each certificate representing Stockholder Shares and each certificate issued in exchange for or upon the Transfer of any Stockholder Shares (if such shares remain Stockholder Shares as defined herein after such Transfer) shall, except as otherwise provided in this Section 1.03, be stamped or otherwise imprinted with a legend substantially in the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER SUCH ACT AND ALL SUCH APPLICABLE LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE. TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN A SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT, DATED AS OF FEBRUARY [    ], 2012, BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE “COMPANY”) AND ITS STOCKHOLDERS (THE “INVESTOR RIGHTS AGREEMENT”). THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY ALSO BE SUBJECT TO ADDITIONAL TRANSFER RESTRICTIONS, CERTAIN VESTING PROVISIONS, REPURCHASE OPTIONS, OFFSET RIGHTS AND FORFEITURE PROVISIONS SET FORTH IN THE INVESTOR RIGHTS AGREEMENT AND/OR A SEPARATE AGREEMENT WITH THE INITIAL HOLDER HEREOF. A COPY OF SUCH CONDITIONS, REPURCHASE OPTIONS AND FORFEITURE PROVISIONS SHALL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.”

Notwithstanding the foregoing, any certificates evidencing Stockholder Shares outstanding on the date hereof instead may bear the following legends (unless and until any such certificate is re-issued, after which such re-issued certificates will bear the legend set forth above):

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS IT HAS BEEN REGISTERED UNDER SUCH ACT AND ALL SUCH APPLICABLE LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.”

AND

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND VOTING AND OTHER AGREEMENTS CONTAINED IN AN AGREEMENT AMONG THE CORPORATION AND CERTAIN STOCKHOLDERS. A COPY OF SUCH AGREEMENT AND ALL APPLICABLE AMENDMENTS THERETO WILL BE FURNISHED BY THE CORPORATION TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE.”

The applicable legends set forth above shall be removed from the certificates evidencing any shares which cease to be Stockholder Shares. If an Investor delivers to the Company an opinion of counsel, satisfactory in form and substance to the Board (which opinion may be waived by the Board), that no subsequent Transfer of Stockholder Shares will require registration under the Securities Act, then the Company will promptly upon such contemplated Transfer deliver new certificates evidencing such Stockholder Shares that do not bear the portion of the applicable restrictive legend relating to the Securities Act set forth in this Section 1.03.

ARTICLE II

REGISTRATION RIGHTS

2.01 Demand Registrations.

(a) Requests for Registration. Subject to the terms and conditions of this Agreement, at any time and from time to time the applicable holders of Registrable Securities may request registration under the Securities Act of all or any portion of their Registrable Securities on Form S-1 or any similar long-form registration (“Long-Form Registrations”) in accordance with Section 2.01(b) or, if available, on Form S-3 (including a Shelf Registration) or any similar short-form registration (“Short-Form Registrations”) in accordance with Section 2.01(c). All registrations requested by the holders of Registrable Securities pursuant to this Section 2.01(a) as further set forth in Section 2.01(b) and Section 2.01(c) are referred to herein as “Demand Registrations.” Each request for a Demand Registration shall specify the approximate number of Registrable Securities requested to be registered, the anticipated per share price range for such offering and the intended method of distribution. Within 10 days after receipt of any such request, the Company shall give written notice of such requested registration to all other holders of Registrable Securities and, subject to the terms of Section 2.01(d), shall include in such registration (and in all related registrations and qualifications under state blue sky laws and in compliance with other registration requirements and in any related underwriting) all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 20 days after the receipt of the Company’s notice.

(b) Long-Form Registrations. The holders of a majority of the Summit Registrable Securities shall be entitled to demand two Long-Form Registrations and the holders of a majority of the Continuing Investor Registrable Securities shall be entitled to demand three Long-Form Registrations; provided that the aggregate offering value of the Registrable Securities requested to be registered in any Long-Form Registration must equal at least $10,000,000; provided further that any Demand Registration with respect to the Initial Public Offering shall require the approval of the holders of a majority of the Registrable Securities. The Company shall pay all Registration Expenses with respect to Long-Form Registrations. A registration shall not count against the total number of permitted Long-Form Registrations provided for in this Section 2.01(b) until it has become effective and unless the holders of Registrable Securities requesting such registration are able to register and sell at least 90% of the Registrable Securities requested to be included in such registration; provided that in any event the Company shall pay all Registration Expenses in connection with any registration initiated as a Long-Form Registration whether or not it has become effective and whether or not such registration has counted against the total number of permitted Long-Form Registrations provided for in this Section 2.01(b); provided further that no Demand Registration shall be deemed to be a Long-Form Registration whenever the Company is permitted to use any applicable short form. All Long-Form Registrations shall be underwritten registrations unless otherwise approved by the holders of a majority of the Registrable Securities initially requesting registration.

(c) Short-Form Registrations. In addition to the Long-Form Registrations provided pursuant to Section 2.01(b), any holders of the Registrable Securities shall be entitled to request an unlimited number of Short-Form Registrations in which the Company shall pay all Registration Expenses, whether or not any such registration has become effective; provided that the aggregate offering value of the Registrable Securities requested to be registered in any Short-Form Registration must equal at least $5,000,000 and the request must be made by holders with respect to at least 5% of the Registrable Securities then outstanding. Demand Registrations shall be Short-Form Registrations whenever the Company is permitted to use any applicable short form and if the managing underwriters (if any) agree to the use of a Short-Form Registration. After the Company has become subject to the reporting requirements of the Exchange Act, the Company shall use its reasonable best efforts to make Short-Form Registrations available for the sale of Registrable Securities. If the holders of a majority of the Registrable Securities initially requesting a Short-Form Registration request that such Short-Form Registration be filed pursuant to Rule 415 (a “Shelf Registration”), and if the Company is qualified to do so, then the Company shall use its reasonable best efforts to cause the Shelf Registration to be declared effective under the Securities Act as soon as reasonably practicable after the filing thereof. If for any reason the Company ceases to be a WKSI or becomes ineligible to utilize Form S-3, then the Company shall prepare and file with the Securities and Exchange Commission one or more registration statements on such form that is available for the sale of Registrable Securities. All Short-Form Registrations shall be underwritten registrations unless otherwise approved by the holders of a majority of the Registrable Securities initially requesting registration.

(d) Priority on Demand Registrations. The Company shall not include in any Demand Registration any securities that are not Registrable Securities without the prior written consent of the holders of a majority of the Registrable Securities included in such registration. If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold in an orderly manner in such offering within a price range acceptable to the holders of a majority of the Registrable Securities initially requesting such Demand Registration, then the Company shall include in such registration only that number of securities which in the opinion of such underwriters can be sold in an orderly manner in such offering without adversely affecting the marketability of the offering within such price range, with priority for inclusion to be determined as follows: (i) first, the Registrable Securities requested to be included in such registration, pro rata among the respective holders thereof on the basis of the number of Registrable Securities owned by each such holder, and (ii) second, any other securities requested to be included in such registration, the inclusion of which the holders of a majority of the Registrable Securities to be included in such registration have consented in writing, which, in the opinion of such underwriters, can be sold in an orderly manner within the price range of such offering, pro rata among the respective holders thereof on the basis of the number of such securities owned by each such holder.

(e) Restrictions on Demand Registrations. The Company shall not be obligated to effect any Demand Registration (i) within 180 days after the effective date of the Initial Public Offering or a Company-initiated Long Form Registration, (ii) within 90 days after the effective date of a Company-initiated Short-Form Registration, or (iii) within 180 days after the effective date of a Long-Form Registration effected pursuant to Section 2.01(b). The Company shall not be obligated to effect any Short-Form Registration requested pursuant to Section 2.01(c) if the Company has effected two such Short-Form Registrations within the 12-month period immediately preceding the date of such request. The Company may postpone for up to 90 days the filing or the effectiveness of a registration statement for a Demand Registration if the Board (or any successor governing body) reasonably determines in its reasonable good faith judgment that such Demand Registration would reasonably be expected to have a material adverse effect on any proposal or plan by the Company or any of its Subsidiaries to engage in any material acquisition of assets (other than in the ordinary course of business) or securities, or any material financing, sale, merger, consolidation, tender offer, recapitalization, reorganization or similar material transaction; provided that in such event, the holders of Registrable Securities initially requesting the Demand Registration shall be entitled to withdraw such request and, if such request for a Long-Form Registration is so withdrawn, such Demand Registration shall not count against the total number of permitted Long-Form Registrations provided for in Section 2.01(b) and the Company shall pay all Registration Expenses in connection with such registration. The Company may delay a Demand Registration hereunder only once in any consecutive twelve-month period.

(f) Selection of Underwriters. The Company shall have the right to select the investment banker(s) and manager(s) to administer the Initial Public Offering and in connection with any subsequent Demand Registration, in each case, in consultation with the holders of a majority of the Summit Registrable Securities and the holders of a majority of the Continuing Investor Registrable Securities, and with the approval of the holders of a majority of the Registrable Securities requested to be included in such registration, which shall not be unreasonably withheld, conditioned or delayed.

(g) Other Registration Rights. The Company represents and warrants that neither it nor any of its Subsidiaries is a party to, or otherwise bound by, any other agreement granting registration rights to any other Person with respect to any securities of the Company or any of its Subsidiaries. Except as provided to the holders of Registrable Securities in this Agreement, the Company shall not grant to any Persons the right to request the Company to register any equity securities of the Company, or any securities, options or rights convertible or exchangeable into or exercisable for such securities, without the prior written consent of the holders of a majority of the Summit Registrable Securities and the holders of a majority of the Continuing Investor Registrable Securities then outstanding; provided that the Company may grant rights to participate in any Piggyback Registrations so long as such rights are subordinate in priority to the rights of the holders of Registrable Securities with respect to Piggyback Registrations as provided in Section 2.02(c) and Section 2.02(d), and not otherwise inconsistent with the terms and conditions hereof.

2.02 Piggyback Registrations.

(a) Right to Piggyback. Whenever the Company proposes to register any of its securities under the Securities Act (other than pursuant to a Demand Registration or a registration on Form S-8 or any successor form) and the registration form to be used may be used for the registration of Registrable Securities (a “Piggyback Registration”), the Company shall give prompt written notice to all holders of Registrable Securities of its intention to effect such a registration and, subject to Section 2.02(c) and Section 2.02(d), shall include in such registration (and in all related registrations or qualifications under blue sky laws and in compliance with other registration requirements and in any related underwriting) all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 20 days after the receipt of the Company’s notice; provided that the Company shall not include in any Piggyback Registration that is an underwritten offering any securities that are held by an employee of the Company or any of its Subsidiaries or any Person controlled by any such employee without the prior written consent of the managing underwriters. Notwithstanding the above, in the case of a registration in connection with an Initial Public Offering initially filed prior to December 31, 2011, written notice by the Company of its proposal to register its securities need not be delivered to holders of Registrable Securities until after the initial filing by the Company of a registration statement under the Securities Act to register such securities and the Company shall include in such registration statement all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 10 days after receipt of the Company’s notice, subject to the limitations and priorities set forth in this Section 2.02.

(b) Piggyback Expenses. The Registration Expenses of the holders of Registrable Securities shall be paid by the Company in all Piggyback Registrations, whether or not any such registration has become effective.

(c) Priority on Primary Piggyback Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and if the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number of securities which can be sold in an orderly manner in such offering without adversely affecting the marketability, proposed offering price, timing or method of distribution of the offering, then the Company shall include in such registration only that number of securities which in the opinion of the underwriters can be sold in an orderly manner in such offering without adversely affecting the marketability of the offering at such price and with such timing or method of distribution, with priority for inclusion to be determined as follows: (i) first, the securities the Company proposes to sell, (ii) second, any Registrable Securities requested to be included in such registration, which in the opinion of the underwriters can be sold in an orderly manner without such adverse effect, pro rata among the respective holders thereof on the basis of the number of Registrable Securities owned by each such holder, and (iii) third, any other securities requested to be included in such registration, which in the opinion of the underwriters can be sold in an orderly manner without such adverse effect, pro rata among the respective holders thereof on the basis of the number of such securities owned by each such holder; provided, however, that in no event may less than 25% of the total number of shares of Common Stock to be included in such underwriting be made available for Registrable Securities unless the managing underwriter in good faith shall advise the Company that such level of participation in its opinion would adversely affect the offering price or its ability to complete the offering and shall specify the number of Registrable Securities which, in its opinion, may be included in such registration and underwriting without such effect.

(d) Priority on Secondary Piggyback Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company’s securities other than holders of Registrable Securities, and if the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number of securities which can be sold in an orderly manner in such offering without adversely affecting the marketability, proposed offering price, timing or method of distribution of the offering, then the Company shall include in such registration only that number of securities which in the opinion of the underwriters can be sold in an orderly manner in such offering without adversely affecting the marketability of the offering at such price and with such timing or method of distribution, with priority for inclusion to be determined as follows: (i) first, the securities requested to be included in such registration by the holders requesting such registration and the Registrable Securities requested to be included in such registration, which in the opinion of the underwriters can be sold in an orderly manner without such adverse effect, pro rata among the holders of such securities on the basis of the number of such securities owned by each such holder, and (ii) second, any other securities requested to be included in such registration, which in the opinion of the underwriters can be sold in an orderly manner without such adverse effect, pro rata among the respective holders thereof on the basis of the number of securities owned by each such holder; provided, however, that in no event may less than 25% of the total number of shares of Common Stock to be included in such underwriting be made available for Registrable Securities unless the managing underwriter in good faith shall advise the Company that such level of participation in its opinion would adversely affect the offering price or its ability to complete the offering and shall specify the number of Registrable Securities which, in its opinion, may be included in such registration and underwriting without such effect.

(e) Selection of Underwriters. If any Piggyback Registration is an underwritten offering, then the Company will select investment banker(s) and manager(s) for the offering, in consultation with the holders of a majority of the Summit Registrable Securities and the holders of a majority of the Continuing Investor Registrable Securities included in such Piggyback Registration and with the approval of the holders of a majority of the Registrable Securities requested to be included in such registration, which shall not be unreasonably withheld, conditioned or delayed.

(f) Other Registrations. If the Company has previously filed a registration statement with respect to Registrable Securities pursuant to Section 2.01 or pursuant to this Section 2.02, and if such previous registration has not been withdrawn or abandoned, then the Company shall not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least 180 days has elapsed from the effective date of such previous registration.

2.03 Holdback Agreements.

(a) No holder of Registrable Securities shall (i) offer, sell, contract to sell, pledge or otherwise dispose of (including sales pursuant to Rule 144), directly or indirectly, any equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities (including equity securities of the Company that may be deemed to be owned beneficially by such holder in accordance with the rules and regulations of the Securities and Exchange Commission) (collectively, “Securities”), (ii) enter into a transaction which would have the same effect as described in clause (i), (iii) enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences or ownership of any Securities, whether such transaction is to be settled by delivery of such Securities, in cash or otherwise (each of (i), (ii) and (iii), a “Sale Transaction”), or (iv) publicly disclose the intention to enter into any Sale Transaction, in any such case during the seven days prior to and the 180-day period beginning on the effective date of the Initial Public Offering (the “IPO Holdback Period”), except as part of the Initial Public Offering, and, if approved by the holders of a majority of the Summit Registrable Securities and the holders of a majority of the Continuing Investor Registrable Securities, during the seven days prior to and the 120-day period beginning on the effective date of any underwritten Demand Registration or underwritten Piggyback Registration (the “Follow-On Holdback Period”), except as part of any such underwritten registration, unless the underwriters managing the Initial Public Offering otherwise agree in writing. Notwithstanding the foregoing, this Section 2.03(a) shall not be applicable to or otherwise be binding on the holders of Registrable Securities unless the Company complies with its obligations under Section 2.03(b) in connection with any such offering. The Company may impose stop-transfer instructions with respect to the shares of its common stock (or other securities) subject to the foregoing restriction during any IPO Holdback Period or any Follow-On Holdback Period. If (x)(A) the Company issues an earnings release or discloses other material information or a material event relating to the Company occurs during the last 17 days of the IPO Holdback Period or a Follow-On Holdback Period (as applicable) or (B) prior to the expiration of the IPO Holdback Period or a Follow-On Holdback Period (as applicable), the Company announces that it will release earnings results during the 16-day period beginning upon the expiration of such period, and (y) the underwriting agreement provides for extension of any lockup or holdback period to the extent necessary for a managing or co-managing underwriter of a registered offering required hereunder to comply with FINRA Rule 2711(f)(4) (or any successor thereto) then the IPO Holdback Period or a Follow-On Holdback Period (as applicable) will be extended until 18 days after the earnings release or disclosure of other material information or the occurrence of the material event, as the case may be (a “Holdback Extension”). The Company may impose stop-transfer instructions with respect to the shares of its common stock (or other securities) subject to the foregoing restriction during any IPO Holdback Period, any Follow-On Holdback Period or any period of Holdback Extension

(b) The Company (i) shall not file any registration statement for any public sale or distribution of its Securities, or cause any such registration statement to become effective, or effect any such Sale Transaction, during the IPO Holdback Period or any Follow-On Holdback Period, including during any period of Holdback Extension (except as part of such underwritten registration or pursuant to registrations on Form S-8 or any successor form), and (ii) shall use commercially reasonable efforts to cause each of its and its Subsidiaries’ executive officers, and holders (other than the Investors) of at least 2% (on a fully-diluted basis) of its Common Stock, or any securities convertible into or exchangeable or exercisable for or having residual economic rights comparable to its Common Stock (other than holders that purchased shares solely in a registered public offering or in the public markets), to agree not to effect any Sale Transaction during such periods (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the registered public offering otherwise agree in writing.

2.04 Registration Procedures. Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company shall use its reasonable best efforts to effect the registration and the sale of such Registrable Securities hereunder in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as reasonably possible:

(a) in accordance with the Securities Act and all applicable rules and regulations promulgated thereunder, prepare and file with the Securities and Exchange Commission a registration statement, and all amendments and supplements thereto and related prospectuses as may be necessary to comply with applicable securities laws, with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to counsel selected by the holders of a majority of the Summit Registrable Securities and the holders of a majority of the Continuing Investor Registrable Securities covered by such registration statement copies of all such documents proposed to be filed and review and consider (and incorporate, to the extent pertaining to such a holder of Registrable Securities or its intended method of distribution) reasonable and timely comments of such counsel);

(b) notify each holder of Registrable Securities of (i) the issuance by the Securities and Exchange Commission of any stop order suspending the effectiveness of any registration statement or the initiation of any proceedings for that purpose, (ii) the receipt by the Company or its counsel of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (iii) the effectiveness of each registration statement filed hereunder;

(c) prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period ending when all of the securities covered by such registration statement have been disposed of in accordance with the intended methods of disposition by the sellers thereof as set forth in such registration statement or, in the case of a Shelf Registration, if earlier, the date as of which all of the Registrable Securities included in such registration are able to be sold within a 90-day period in compliance with Rule 144 (but in any event not before the expiration of any longer period required under the Securities Act or, if such registration statement relates to an underwritten offering, such longer period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with sales of securities thereunder by any underwriter or dealer), and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

(d) furnish to each seller of Registrable Securities thereunder such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), each Free-Writing Prospectus and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(e) use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 2.04(e), (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction);

(f) promptly notify in writing each seller of such Registrable Securities (i) after it receives notice thereof, of the date and time when such registration statement and each post-effective amendment thereto has become effective or a prospectus or supplement to any prospectus relating to a registration statement has been filed and when any registration or qualification has become effective under a state securities or blue sky law or any exemption thereunder has been obtained, (ii) after receipt thereof, of any request by the Securities and Exchange Commission for the amendment or supplementing of such registration statement or prospectus or for additional information, and (iii) at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company promptly shall prepare, file with the Securities and Exchange Commission and furnish to each such seller a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

(g) prepare and file promptly with the Securities and Exchange Commission, and notify such holders of Registrable Securities prior to the filing of, such amendments or supplements to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, when any event has occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, in case an of such holders of Registrable Securities or any underwriter for any such holders is required to deliver a prospectus at a time when the prospectus then in circulation is not in compliance with the Securities Act or the rules and regulations promulgated thereunder, the Company shall prepare promptly upon request of any such holder or underwriter such amendments or supplements to such registration statement and prospectus as may be necessary in order for such prospectus to comply with the requirements of the Securities Act and such rules and regulations;

(h) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed;

(i) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

(j) enter into and perform such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities included in such registration or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including effecting a stock split, combination of shares, recapitalization or reorganization and preparing for and participating in such number of “road shows,” investor presentations and marketing events as the underwriters managing such offering may reasonably request);

(k) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate and business documents and properties of the Company, and cause the Company’s officers, managers, directors, employees, agents, representatives and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement; provided that the Company shall not be required pursuant to this Section 2.04(k) to provide confidential information of the Company if the Company reasonably believes upon advice of counsel that withholding such information is reasonably necessary to preserve attorney-client privilege;

(l) take all reasonable actions to ensure that any Free-Writing Prospectus utilized in connection with any Demand Registration or Piggyback Registration hereunder complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(m) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company’s first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158;

(n) permit any holder of Registrable Securities which holder, in its good faith judgment (based on the advice of counsel), could reasonably be expected to be deemed to be an underwriter or a controlling Person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included;

(o) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or the issuance of any order suspending or preventing the use of any related prospectus or suspending the qualification of any equity securities included in such registration statement for sale in any jurisdiction, the Company shall use its reasonable best efforts promptly to obtain the withdrawal of such order;

(p) use its reasonable best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities;

(q) cooperate with the holders of Registrable Securities covered by the registration statement and the managing underwriters or agents, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the registration statement and enable such securities to be in such denominations and registered in such names as the managing underwriters, or agents, if any, or such holders may request;

(r) cooperate with each holder of Registrable Securities covered by the registration statement and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(s) obtain a cold comfort letter from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the holders of a majority of the Registrable Securities included in such registration reasonably request; and

(t) if requested by the underwriters managing an offering of Registrable Securities in connection with a registration effected pursuant to this Agreement, provide a legal opinion of the Company’s outside counsel, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), with respect to the registration statement, each amendment and supplement thereto, the prospectus included therein (including the preliminary prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature, which opinion shall be addressed to the underwriters of the offering of such Registrable Securities.

2.05 Certain Obligations of Holders of Registrable Securities. Each holder of Registrable Securities that sells such securities pursuant to a registration under this Agreement agrees as follows:

(a) Such holder (if such holder is an employee or independent contractor of the Company or any of its affiliates) shall cooperate with the Company (as reasonably requested by the Company) in connection with the preparation of the registration statement, and for so long as the Company is obligated to file and keep effective such registration statement, each holder of Registrable Securities that is participating in such registration shall provide to the Company, in writing, for use in the applicable registration statement, all such information regarding such holder and its plan of distribution of such securities as may be reasonably necessary to enable the Company to prepare the registration statement and prospectus covering such securities, to maintain the currency and effectiveness thereof and otherwise to comply with all applicable requirements of law in connection therewith.

(b) During such time as such holder may be engaged in a distribution of such securities, such holder shall distribute such securities under the registration statement solely in the manner described in the registration statement.

(c) Each Person that is participating in any registration under this Agreement, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.04(f), shall immediately discontinue the disposition of its securities of the Company pursuant to the registration statement until such Person’s receipt of the copies of a supplemented or amended prospectus as contemplated by Section 2.04(f). In the event the Company has given any such notice, the applicable time period set forth in Section 2.04(c) during which a registration statement is to remain effective shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to this Section 2.05(d) to and including the date when each seller of Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 2.04(f).

2.06 Registration Expenses.

(a) All expenses incident to the Company’s performance of or compliance with this Agreement, including all registration, qualification and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, filing expenses, messenger and delivery expenses, fees and disbursements of custodians and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Company (all such expenses being herein called “Registration Expenses”), shall be borne by the Company as provided in this Agreement, and the Company also shall pay all of its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed. Notwithstanding anything to the contrary contained herein, each seller of securities pursuant to a registration under this Agreement shall bear and pay all underwriting discounts and commissions applicable to the securities sold for such seller’s account.

(b) In connection with each Demand Registration and each Piggyback Registration, the Company shall reimburse the holders of Registrable Securities included in such registration for the reasonable fees and disbursements of one counsel chosen by the holders of a majority of the Registrable Securities proposed for inclusion in such registration.

(c) To the extent any expenses relating to a registration hereunder are not required to be paid by the Company, each holder of securities included (or requested to be included) in any registration hereunder shall pay those expenses allocable to the registration (or proposed registration) of such holder’s securities so included (or requested to be included), and any expenses not so allocable shall be borne by all sellers of securities requested to be included in such registration in proportion to the aggregate selling price of the securities to be so registered.

2.07 Indemnification.

(a) The Company shall indemnify and hold harmless, to the fullest extent permitted by law, each holder of Registrable Securities, its officers, managers, directors, members, partners, agents, affiliates and employees and each Person who controls such holder (within the meaning of the Securities Act or the Exchange Act) against all losses, claims, actions, damages, liabilities and expenses (including with respect to actions or proceedings, whether commenced or threatened, and including reasonable attorney fees and expenses) caused by, resulting from, arising out of, based upon or related to any of the following statements, omissions or violations by the Company: (i) any untrue or alleged untrue statement of material fact contained in (A) any registration statement, prospectus, preliminary prospectus or Free-Writing Prospectus, or any amendment thereof or supplement thereto or (B) any application or other document or communication (in this Section 2.07, collectively called an “application”) executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify any securities covered by such registration under the securities laws thereof, (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act or any other similar federal or state securities laws or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and to pay to each holder of Registrable Securities, its officers, managers, directors, members, partners, agents, affiliates and employees and each Person who controls such holder (within the meaning of the Securities Act or the Exchange Act), as incurred, any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, except insofar as the same are caused by or contained in any information furnished in writing to the Company or any managing underwriter by such holder expressly for use therein. In connection with an underwritten offering, the Company shall indemnify any underwriters or deemed underwriters, their officers, managers and directors and each Person who controls such underwriters (within the meaning of the Securities Act or the Exchange Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities (or to such lesser extent that may be agreed to between the underwriters and the Company).

(b) In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder shall furnish to the Company and the managing underwriter in writing such information and affidavits as the Company or the managing underwriter reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall indemnify the Company, its directors, managers and officers and each Person who controls the Company (within the meaning of the Securities Act or the Exchange Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder expressly for use therein; provided that in the event that a court of competent jurisdiction decides against any such allegations of untrue statements or omissions of a material fact, such holders shall be reimbursed for any amounts previously paid hereunder with respect to such allegations; and provided further that the obligation to indemnify shall be individual, not joint and several, for each holder and shall be limited for each seller to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement.

(c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. In such instance, the conflicting indemnified parties shall have a right to retain one separate counsel, chosen by the holders of a majority of the Registrable Securities included in the registration and held by such conflicting indemnified parties, at the expense of the indemnifying party. No indemnifying party, in the defense of such claim or litigation, shall, except with the consent of each indemnified party, consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(d) Each party hereto agrees that, if for any reason the indemnification provisions contemplated by Section 2.07(a) or Section 2.07(b) are unavailable to or insufficient to hold harmless an indemnified party in respect of or is otherwise unenforceable with respect to any losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.07(d) were determined by pro rata allocation (even if the holders or any underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 2.07(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or, except as provided in Section 2.07(e), defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The sellers’ obligations in this Section 2.07(d) to contribute shall be several in proportion to the amount of securities registered by them and not joint and shall be limited to an amount equal to the net proceeds actually received by such seller from the sale of Registrable Securities effected pursuant to such registration.

(e) The indemnification and contribution provided for under this Agreement shall be in addition to any other rights to indemnification and contribution that any indemnified party may have pursuant to law or contract and shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, manager or controlling Person of such indemnified party and shall survive the transfer of securities.

(f) No indemnifying party shall, except with the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party a release from all liability in respect to such claim or litigation.

2.08 Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements (including pursuant to any over-allotment or “green shoe” option requested by the underwriters; provided that no holder of Registrable Securities shall be required to sell more than the number of Registrable Securities such holder has requested to include) and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided that no holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding such holder, such holder’s title to the securities and such holder’s intended method of distribution) or to undertake any indemnification obligations to the Company or the underwriters with respect thereto, except as otherwise specifically provided in Section 2.07, or to agree to any lock-up or holdback restrictions, except as otherwise specifically provided in Section 2.03(a).

2.09 Other Agreements. At all times after the Company has filed a registration statement with the Securities and Exchange Commission pursuant to the requirements of either the Securities Act or the Exchange Act, the Company shall use its reasonable best efforts to file all reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission thereunder and shall take such further action as the Investors may reasonably request, all to the extent required to enable such Persons to sell securities pursuant to (a) Rule 144 or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission or (b) a registration statement on Form S-3 or any similar registration form hereafter adopted by the Securities and Exchange Commission. Upon reasonable request, the Company shall deliver to the Investors a written statement as to whether it has complied with such requirements. The Company shall at all times after it has consummated an Initial Public Offering use its reasonable best efforts to cause the securities so registered to be listed on one or more of the New York Stock Exchange, the American Stock Exchange or the NASDAQ Stock Market.

2.10 Subsidiary Public Offering. If, after an Initial Public Offering of the capital stock or other equity securities of one of its subsidiaries, the Company distributes securities of such subsidiary to its equity holders, then the rights of holders hereunder and the obligations of the Company pursuant to this Agreement shall apply, mutatis mutandis, to such subsidiary, and the Company shall cause such subsidiary to comply with such subsidiary’s obligations under this Agreement.

ARTICLE III

MISCELLANEOUS PROVISIONS

3.01 Representations and Warranties of the Company. The Company represents and warrants to the Investors as follows:

(a) The execution, delivery and performance of this Agreement by the Company has been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the certificate of incorporation or by-laws of the Company or any provision of any indenture, agreement or other instrument to which it or any or its properties or assets is bound, conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument or result in the creation or imposition of any Lien upon any of the properties or assets of the Company.

(b) This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms.

3.02 Irrevocable Proxy. Mainsail hereby agrees with the other Summit Investors (a) not to take any action in any litigation or arbitration or other action or proceeding under the Transaction Documents or arising out of the transactions contemplated thereby unless the Summit Investors are taking the same action and (b) to do or refrain from doing all such further acts and things (including any Transfer of Stockholder Shares), and to execute all such documents (pursuant to which Mainsail is treated substantially the same as the other Summit Investors) as the initial Summit Investors shall deem necessary or appropriate in connection with the transactions contemplated by the Transaction Documents and which the other Summit Investors are doing, refraining from doing or executing, as the case may be. Mainsail further agrees with the other Summit Investors that it shall not Transfer any interest in any Stockholder Shares other than in connection with a transaction in which the Summit Investors are also Transferring Stockholder Shares without first obtaining the prior written consent of the holders of a majority of the Stockholder Shares then held by the Summit Investors, which consent may be withheld in the sole discretion of such holders. No Summit Investor shall agree to any amendment, modification or waiver of any of the Transaction Documents that would treat Mainsail differently than any other Summit Investors.

3.03 Confidentiality. Except as required by law, each Investor agrees that it will keep confidential and will not disclose or divulge any confidential, proprietary or secret information which such Investor may obtain from the Company pursuant to financial statements, reports and other materials provided or made available to the Investor pursuant to this Agreement or otherwise, or pursuant to visitation or inspection rights granted hereunder, unless such information is known by, or until such information becomes available to, the public other than as a result of a breach or violation hereof by such Investor; provided, however, that an Investor may disclose such information (a) to its attorneys, accountants, consultants and other professionals to the extent necessary to obtain their services in connection with its investment in the Company, (b) to any prospective purchaser of any shares of capital stock or other Equity Securities of the Company from such Investor as long as such prospective purchaser agrees in writing (with the Company a third-party beneficiary thereof), prior to such disclosure, to be bound by the provisions of this Section 3.03 or agrees, prior to such disclosure, to another confidentiality agreement that is commercially reasonable or is approved by the Board, (c) to any Affiliate of such Investor or to a current or former general or limited partner, shareholder, officer, director, representative, agent, employee, member or beneficiary of such Investor consistent with such Investor’s ordinary course of business who are informed of the confidential nature of such information or are otherwise subject to confidentiality obligations, (d) as part of such Investor’s normal reporting, rating or review procedure (including normal credit rating and pricing process), or, with respect to summary financial data regarding the Company or its performance, in connection with such Investor’s or such Investor’s Affiliates’ normal fund raising, marketing, informational or reporting activities at a customary level of detail and (e) as is required to be disclosed by order of a court of competent jurisdiction, administrative body or governmental body, or by subpoena, summons or legal process, or by law, rule or regulation; provided, further, however, that if an Investor becomes so compelled to disclose such information, then such Investor will provide the Company with prompt notice thereof and cooperate with the Company at the Company’s expense, to the extent the Company reasonably requests, so that the Company may seek a protective order or other appropriate remedy.

3.04 Termination; Amendment; Other Rights. This Agreement shall terminate and be of no further force or effect upon the written agreement of the Company, the Majority Class B Investors and the Majority Continuing Investors. This Agreement may be amended or modified only by the written agreement of the Company, the Majority Class B Investors and the Majority Continuing Investors. The observance of or compliance with any provision hereof may be waived only by the written agreement of the Person or Persons against whom such waiver is being asserted. All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including Transferees of any Stockholder Shares or Registrable Securities), whether so expressed or not.

3.05 Notices, Etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail, or otherwise delivered by hand, messenger or courier service addressed only:

(a) if to an Investor, to the Investor’s address, facsimile number or electronic mail address as set forth on such Investor’s Counterpart Signature Page hereto, as may be updated in accordance with the provisions hereof; and

(b) if to the Company, to M/A-COM Technology Solutions Holdings, Inc., 100 Chelmsford Street, Lowell, Massachusetts 01851, Attention: Chief Financial Officer and General Counsel, or at such other address as the Company shall have furnished to the Investors.

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given and deemed received (i) if delivered by hand, messenger or courier service, when delivered, (ii) if sent by mail, at the earlier of its receipt or seventy-two (72) hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (iii) if sent by facsimile, upon confirmation of facsimile transfer or, if sent by electronic mail, upon confirmation of delivery. Any consent, approval or waiver required to be in writing pursuant to the terms of this Agreement shall be deemed to be in writing if given by an affirmative vote of the requisite stockholders at a stockholder meeting in accordance with the terms of the Company’s certificate of incorporation and Bylaws and the General Corporation Law of the State of Delaware.

3.06 Governing Law. This Agreement and all disputes and controversies hereunder shall be governed and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to principles of conflicts of law.

3.07 Jurisdiction; Venue; WAIVER OF JURY TRIAL. With respect to any disputes arising out of or related to this Agreement, the parties consent to the exclusive jurisdiction of, and venue in, any court located within the State of Delaware. EACH INVESTOR HEREBY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING UNDER THIS AGREEMENT OR ANY ACTION OR PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED HEREBY, REGARDLESS OF WHICH PARTY INITIATES SUCH ACTION OR PROCEEDING.

3.08 Counterparts. This Agreement may be executed in any number of counterparts (including by means of facsimile or electronic transmission in portable document format (pdf)), each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

3.09 Headings. The headings of this Agreement are for convenience only and do not constitute a part of this Agreement.

3.10 Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms in such jurisdiction and this entire Agreement shall be enforceable in accordance with its terms in any other jurisdiction.

3.11 Remedies. Any Person having rights under any provision of this Agreement will be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that a party would be irreparably harmed by a breach of any provision of this Agreement, that money damages may not be an adequate remedy for any such breach of the provisions of this Agreement and that any party may in such party’s sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

3.12 Entire Agreement. This Agreement, including the exhibits attached hereto, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and supersede any prior understandings, agreements and representations by or between the parties hereto (whether written or oral) which may have related to the subject matter hereof or thereof in any way (including the Prior Agreement, which is superseded in its entirety by this Agreement, without limiting the rights of any party thereto for breaches thereof prior to the date hereof). No party shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein or therein.

3.13 Further Assurances. Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.

3.14 Telecopy Execution and Delivery. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute and deliver an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

3.15 Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

3.16 Right to Conduct Activities. The Company and each of the Investors acknowledge that each Institutional Investor and each of their respective directors, officers, employees, agents, stockholders, members, managers, partners or Affiliated Companies is in the business of investing in numerous companies in fields related to the Company’s field, some of which may be competitive with the Company’s business. No Institutional Investor nor any of its directors, officers, employees, agents, stockholders, members, managers, partners or Affiliated Companies nor any director or officer of the Company who is a director, officer, employee, agent, stockholder, member, manager or partner of any of the Institutional Investors or any of their respective Affiliated Companies shall have any obligation to refrain from (and each shall not liable to the Company or its stockholders for breach of any fiduciary duty solely for) directly or indirectly (a) engaging in the same or similar activities or lines of business as the Company or developing or marketing any products or services that compete, directly or indirectly, with those of the Company, (b) investing or owning any interest publicly or privately in, or developing a business relationship with, any Person engaged in the same or similar activities or lines of business as, or otherwise in competition with, the Company or (c) doing business with any client or customer of the Company, in each case, so long as such activities do not constitute a Restricted Opportunity. The Company hereby renounces any interest or expectancy in, or in being offered an opportunity to participate in, any corporate opportunity that may be presented to or become known to any Institutional Investor or any of its directors, officers, employees, agents, stockholders, members, managers, partners or Affiliated

Companies (other than any Restricted Opportunity), and no Institutional Investor nor any of its directors, officers, employees, agents, stockholders, members, managers, partners or Affiliated Companies shall have any duty to communicate or offer such corporate opportunity to the Company or any of its Affiliated Companies or shall be liable to the Company or any of its stockholders for breach of any fiduciary duty as a stockholder of the Company solely by reason of the fact that such Institutional Investor or any of its Affiliated Companies pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person, or does not communicate information regarding such corporate opportunity to the Company. For the avoidance of doubt, no corporate opportunity that (i) the Company is not permitted to undertake under the provisions of the Company’s certificate of incorporation as amended and in effect from time to time, (ii) the Company is not financially able or contractually permitted or legally able to undertake, or (iii) is, from its nature, not in the line of the Company’s business or is of no practical advantage to the Company or that is one in which the Company has no interest or reasonable expectancy shall or shall be deemed to belong to the Company.

3.17 Effective Date. This Agreement shall become effective only in the event that, and the Prior Agreement shall remain in full force and effect until, the Initial Public Offering is consummated, upon which event this Agreement shall be deemed to have become effective, and to have amended and restated the Prior Agreement in its entirety, immediately prior to the consummation of the Initial Public Offering. Notwithstanding anything to the contrary contained herein, this Agreement shall automatically terminate in its entirety and be null and void ab initio if the Company’s initial public offering shall not have been consummated on or prior to March 31, 2012.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first written above.

M/A-COM TECHNOLOGY SOLUTIONS HOLDINGS, INC.

By:	/s/ Charles R. Bland
	Name:	Charles R. Bland
	Title:	CEO

GAAS LABS, LLC

By:	/s/ Susan Ocampo
	Name:	Susan Ocampo
	Title:	VP

OCAMPO FAMILY TRUST 2001

By:	/s/ Susan Ocampo
	Name:	Susan Ocampo
	Title:	Trustee

/s/ John L. Ocampo
John L. Ocampo as co-Trustee of the 2007
Trust Agreement for Bobby J. Ocampo

/s/ Susan M. Ocampo
Susan M. Ocampo as co-Trustee of the 2007
Trust Agreement for Bobby J. Ocampo

/s/ John L. Ocampo
John L. Ocampo as co-Trustee of the 2007
Trust Agreement for Ashley T. Ocampo

/s/ Susan M. Ocampo
Susan M. Ocampo as co-Trustee of the 2007
Trust Agreement for Ashley T. Ocampo

/s/ John L. Ocampo
John L. Ocampo as co-Trustee of the 2007
Trust Agreement for Joshua F. Ocampo

/s/ Susan M. Ocampo
Susan M. Ocampo as co-Trustee of the 2007
Trust Agreement for Joshua F. Ocampo

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first written above.

SUMMIT PARTNERS PRIVATE EQUITY FUND VII-A, L.P.

By:	Summit Partners PE VII, L.P.
Its:	General Partner

By:	Summit Partners PE VII, LLC
Its:	General Partner

By:	/s/ Peter Chung

Name:	Peter Chung
Title:	Member

SUMMIT PARTNERS PRIVATE EQUITY FUND VII-B, L.P.

By:	Summit Partners PE VII, L.P.
Its:	General Partner

By:	Summit Partners PE VII, LLC
Its:	General Partner

By:	/s/ Peter Chung

Name:	Peter Chung
Title:	Member

SUMMIT INVESTORS I, LLC

By:	Summit Investors Management, LLC
Its:	Manager

By:	Summit Partners, L.P.
Its:	Manager

By:	Summit Master Company, LLC
Its:	General Partner

By:	/s/ Peter Chung

Name:	Peter Chung
Title:	Member

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first written above.

SUMMIT INVESTORS I (UK), L.P.

By:	Summit Investors Management, LLC
Its:	Manager

By:	Summit Partners, L.P.
Its:	Manager

By:	Summit Master Company, LLC
Its:	General Partner

By:	/s/ Peter Chung

Name:	Peter Chung
Title:	Member

Exhibit A

M/A-COM TECHNOLOGY SOLUTIONS HOLDINGS, INC.

SCHEDULE OF INVESTORS

Summit Investors

Summit Partners Private Equity Fund VII-A, L.P.

Summit Partners Private Equity Fund VII-B, L.P.

Summit Investors I, LLC

Summit Investors I (UK), L.P.

Mainsail Partners II, L.P.

Continuing Investors

GaAs Labs, LLC

Ocampo Family Trust-2001

Virginia Mendoza Hammrich, Trustee, Voting Trust Regarding Certain M/A-COM Technology Solutions

Holdings, Inc. Common Shares dtd 7/23/10

John L. Ocampo and Susan M. Ocampo, co-Trustees of the 2007 Trust Agreement for Bobby J. Ocampo

John L. Ocampo and Susan M. Ocampo, co-Trustees of the 2007 Trust Agreement for Ashley T. Ocampo

John L. Ocampo and Susan M. Ocampo, co-Trustees of the 2007 Trust Agreement for Joshua F. Ocampo

First Capital Group Of Texas III, L.P.

Richard E. Bean

Michael M. Cone

Joe C. Culp

W.S. Farish & Co.

Arthur W. Epley III

Francis E. Mclarney And Edith K. Mclarney (tenants in common)

Robert G. Paul

Albert Paladino

Terry W. Ward

The van der Kaay Trust

Charles Lee

Don R. Mullins – Sole and Separate Property

Clay Simpson

Gerald Quinnell

Michael Goldberg